Exhibit 10.4

Confidential

AMENDMENT – NUMBER ONE

AGREEMENT

This Amendment Number One (this “Amendment 1”) is effective as of July 2, 2009 by and between Antigenics Inc., a Delaware corporation, having its principle place of business at 3 Forbes Road, Lexington, Massachusetts 02421, USA (the “Company”) and Kerry Wentworth (the “Executive”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (defined below).

WITNESSETH

WHEREAS, the parties have entered into an Agreement effective as February 20, 2007 setting forth employment terms (the “Agreement”); and

WHEREAS, the parties now wish to amend the Agreement to reflect certain changes in the Company’s Executive Change in Control Plan as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.	Section 5(g)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

(i) If a Change of Control occurs on the date of such Change in Control, fifty-percent (50%) of any stock options or shares of restricted stock of the Company previously granted or issued to the Executive that are outstanding and unvested as of the date of the Change in Control shall become vested, exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture, provided that the Executive is employed by the Company on the date of such Change in Control.

2.	Section 5(g)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

(ii) If a Change of Control occurs and within eighteen (18) months following such Change of Control, the Company terminates the Executive’s employment other than for Cause, or the Executive terminates his/her employment as a result of a Compensation Reduction or for Good Reason (as defined herein), then, in lieu of any payments to or on behalf of the Executive under Section 5(d) or 5(e) hereof, the Company shall pay to the Executive in one lump sum an amount equal to (A) eighteen (18) months Base Salary at the rate in effect on the date of termination, plus (B) 150% of the higher of (x) the Executive’s target incentive bonus under the Executive Incentive Plan for the year in which the Executive’s employment is terminated or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive’s employment is terminated; and shall also, until the conclusion of a period of eighteen (18) months following the date of termination, pay the full premium cost of the Executive’s participation in the Company’s group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. In addition, any (I) outstanding unvested options granted or issued to the Executive as of the date of the Change in Control shall become vested and shall be exercisable for ninety (90) days following termination of the Executive’s employment and (II) shares of unvested restricted stock of the Company granted or issued to the Executive as of the date of the Change in Control shall become vested and no longer subject to forfeiture. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $15,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make Executive whole for all taxes (including withholding taxes) on such outplacement assistance benefit.

3.	The parties acknowledge and agree that, except as set forth in this Amendment 1, the Agreement shall remain in full force and effect.

4.	This Amendment 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of any conflicts of law principles thereof.

5.	This Amendment 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

Confidential

IN WITNESS WHEREOF, the parties each have caused this Amendment 1 to be executed by their respective duly authorized representative as of the date first set forth above.

ANTIGENICS INC., a Delaware corporation

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Chairman and CEO

Executive

By:	/s/ Kerry Wentworth
Name:	Kerry Wentworth

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